PEGASUS MEDIA & COMMUNICATIONS, INC. REPORTS FINANCIAL RESULTS
             FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003

           Announces Bank Consent to Pegasus Satellite Communications
                            Senior Secured Term Loan
            Announces Launch of New Senior Secured Credit Facilities
                       Announces PSC Senior Note Exchanges

Bala Cynwyd, PA, July 23, 2003 - Pegasus Media & Communications, Inc. ("PM&C"), an indirect subsidiary of Pegasus Communications Corporation (NASDAQ: PGTV), reported financial results for the three and six month periods ended June 30, 2003. (Amounts and changes specified are for the three and six months ended June 30, 2003 compared to the same corresponding periods in the prior year.)

Results of Operations

Three Months Ended June 30, 2003

Consolidated net revenues decreased $10.0 million, or 4%, to $214.0 million. Consolidated income from operations increased $1.5 million, or 36%, to $5.5 million. Net cash provided by operating activities decreased $3.7 million, or 11%, to $31.5 million.

DBS net revenues decreased $10.6 million, or 5%, to $205.8 million. DBS EBITDA decreased $2.4 million, or 4%, to $52.2 million. DBS EBITDA as a percentage of DBS net revenues remained at 25%. DBS free cash flow increased $4.3 million, or 11%, to $43.0 million.

Six Months Ended June 30, 2003

Consolidated net revenues decreased $18.4 million, or 4%, to $426.8 million. Consolidated income from operations increased $6.1 million to $6.6 million. Net cash provided by operating activities increased $1.5 million, or 3%, to $56.0 million.

DBS net revenues decreased $19.8 million, or 5%, to $411.4 million. DBS EBITDA increased $1.5 million, or 1%, to $104.8 million. DBS EBITDA as a percentage of DBS net revenues increased to 25% from 24%. DBS free cash flow increased $12.9 million, or 18%, to $83.9 million.

Bank Consent to Pegasus Satellite Communications Senior Secured Term Loan

PM&C today announced that lenders of its credit facility had given their consent to the Pegasus Satellite Communications, Inc. ("PSC") $100 million, six year, senior secured term loan agreement. PSC is the parent of PM&C and a subsidiary of Pegasus Communications Corporation ("PCC"). The consent from the PM&C lenders was one of the conditions required for closing of the PSC term loan agreement. PSC anticipates closing on the term loan agreement in the next two weeks, subject to the satisfaction of certain other closing conditions.

New Senior Secured Credit Facilities

Also, PM&C today announced that it is seeking commitments for new senior secured credit facilities. Proceeds from the PSC senior secured term loan agreement and from the new PM&C credit facilities will be used to repay PM&C's existing indebtedness, to support letters of credit and for working capital.

PSC Senior Note Exchanges

During the quarter, PSC issued $94.0 million principal amount of its 11-1/4% senior notes due January 2010 in exchange for an aggregate equivalent principal amount of outstanding notes of PSC, consisting of $21.9 million principal amount of 9-5/8% senior notes due October 2005, $28.6 million principal amount of 12-3/8% senior notes due August 2006, $11.5 million principal amount of 9-3/4% senior notes due December 2006, and $32.0 million principal amount of 12-1/2% senior notes due August 2007.

After June 30, PSC issued an additional $47.8 million principal amount of its 11-1/4% senior notes due January 2010 in exchange for an aggregate of $49.9 million principal amount of outstanding notes of PSC, consisting of $11.5 million principal amount of 9-5/8% senior notes due October 2005, $8.2 million principal amount of 12-3/8% senior notes due August 2006, $17.4 million principal amount of 9-3/4% senior notes due December 2006, and $12.8 million principal amount of 13-1/2% senior subordinated notes due March 2007.

Conference Call

Pegasus Communications plans to release its consolidated financial results for the second quarter and six month periods ended June 30, 2003 after market close on Tuesday, August 12, 2003. Pegasus will hold a telephone conference call to discuss the results on Wednesday, August 13, 2003 at 9:00 AM ET. Interested parties can access the call by dialing (706) 634-0725. A webcast of the conference call can also be accessed over the Internet through Pegasus Communications' website at www.pgtv.com. The call will be hosted by Marshall W.
(Mark) Pagon, Chairman and Chief Executive Officer; Howard E. Verlin, Executive Vice President; Rory J. Lindgren, Executive Vice President of Operations; and Joseph W. Pooler, Senior Vice President of Finance. A telephone replay of the conference call will be available approximately two hours after the conference call concludes and will continue until 11:59 PM ET on August 20, 2003. The telephone replay can be accessed by calling (706) 645-9291. The pass code for the replay will be included in the release on August 12, 2003.

About Pegasus

Pegasus Communications Corporation (www.pgtv.com) provides digital satellite television to rural households throughout the United States. We are the 10th largest pay television company in the United States. Pegasus also owns and/or operates television stations affiliated with CBS, FOX, UPN, and The WB networks.

Safe Harbor

Certain matters contained in this news release concerning the business outlook, which are not historical facts, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward-looking statements may be identified with words such as "we expect", "we predict", "we believe", "we project", "we anticipate," and similar expressions. Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that our results will be as estimated.

Factors which can affect our performance are described in our filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc.; the acquisition by a third party of the DirecTV business and the related confusion in the marketplace; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications; technological developments and difficulties; an ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; the ability to attract and retain qualified personnel; our significant indebtedness; and the availability and terms of capital to fund the expansion of our businesses. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Measures

It is important to note that DBS EBITDA and DBS free cash flow are supplemental non-GAAP measures.

DBS EBITDA is defined as DBS revenue less DBS operating expenses (excluding depreciation and amortization and contract termination fee reversal). DBS EBITDA is not, and should not be considered, an alternative to income from operations, net income, or any other measure for determining our operating performance, as determined under generally accepted accounting principles. Although EBITDA is a common measure used by other companies, our calculation of DBS EBITDA may not be comparable with that of others.

DBS free cash flow is defined as DBS EBITDA less DBS deferred SAC and DBS capital expenditures. DBS free cash flow is not, and should not be considered, an alternative to cash used by operating activities, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.

Reconciliations of DBS EBITDA and DBS free cash flow to their comparable GAAP measures, along with supplemental detail supporting these reconciliations, can be found in the investor relations section of our website (www.pgtv.com).

For further information, contact:

Andrew Smith
Pegasus Communications Corporation
(610) 934-7000
andrew.smith@pgtv.com

                     (Please see attached financial tables)

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (unaudited)

                                                              Three Months Ended Jun 30      Six Months Ended Jun 30
                                                              -------------------------      -----------------------
                                                                 2003          2002            2003           2002
                                                                 ----          ----            ----           ----
Net revenues:
   DBS                                                        $  205,823    $  216,447      $  411,369     $  431,171
   Broadcast                                                       8,141         7,563          15,425         14,058
                                                              -----------   -----------     -----------    -----------
     Total net revenues                                          213,964       224,010         426,794        445,229

Operating expenses:
   DBS
     Programming                                                  92,483        96,016         185,739        192,334
     Other subscriber related expenses                            40,550        49,086          85,225        100,827
                                                              -----------   -----------     -----------    -----------
       Direct operating expenses (excluding depreciation
         and amortization shown below)                           133,033       145,102         270,964        293,161

     Promotions and incentives                                     3,595         2,027           6,473          3,770
     Advertising and selling                                       6,572         7,820          12,298         16,121
     General and administrative                                    5,913         6,865          12,286         14,782
     Depreciation and amortization                                40,843        41,487          82,829         80,937
                                                              -----------   -----------     -----------    -----------
       Total DBS                                                 189,956       203,301         384,850        408,771
   Broadcast operations, net (including depreciation and
     amortization of $507, $818, $1,206, and $1,682,
     respectively)                                                 7,529         7,607          15,134         14,867
   Corporate expenses                                              2,990         3,588           6,093          7,619
   Other operating expenses, net                                   7,947         5,449          14,112         13,424
                                                              -----------   -----------     -----------    -----------
     Income from operations                                        5,542         4,065           6,605            548
   Interest expense                                               (8,588)       (9,140)        (18,463)       (18,165)
   Interest income                                                    40            73              68            153
   Loss on impairment of marketable securities                         -        (3,063)              -         (3,063)
   Other nonoperating income (expense), net                         (316)          113           1,000          1,239
   Benefit for income taxes                                       (1,540)       (2,992)         (4,357)        (7,152)
   Income (loss) from discontinued operations                     (1,607)         (389)          2,847           (822)
                                                              -----------   -----------     -----------    -----------
     Net loss                                                     (3,389)       (5,349)         (3,586)       (12,958)
   Net other comprehensive income (loss)                               -         1,141               -         (1,005)
                                                              -----------   -----------     -----------    -----------
     Comprehensive loss                                       $   (3,389)   $   (4,208)     $   (3,586)    $  (13,963)
                                                              ===========   ===========     ===========    ===========

    Certain amounts for 2002 have been reclassified for comparative purposes.

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                            DBS EBITDA RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                         Three Months Ended Jun 30  Six Months Ended Jun 30
                                                         -------------------------  -----------------------
                                                            2003         2002         2003         2002
                                                            ----         ----         ----         ----
      DBS net revenues                                   $  205,823   $  216,447   $  411,369   $  431,171
      DBS operating expenses (excluding depreciation
          and amortization and contract termination
          fee reversal)                                    (153,613)    (161,814)    (306,521)    (327,834)
                                                         -----------  -----------  -----------  -----------
         DBS EBITDA  (1)                                     52,210       54,633      104,848      103,337

              DBS EBITDA % to DBS net revenues               25%          25%          25%          24%

      DBS depreciation and amortization                     (40,843)     (41,487)     (82,829)     (80,937)
      Contract termination fee reversal (2)                   4,500            -        4,500            -
      Broadcast operations, net                                 612          (44)         291         (809)
      Corporate expenses                                     (2,990)      (3,588)      (6,093)      (7,619)
      Other operating expenses, net                          (7,947)      (5,449)     (14,112)     (13,424)
                                                         -----------  -----------  -----------  -----------
         Income from operations                               5,542        4,065        6,605          548

      Interest expense                                       (8,588)      (9,140)     (18,463)     (18,165)
      Interest income                                            40           73           68          153
      Loss on impairment of marketable securities                 -       (3,063)           -       (3,063)
      Other nonoperating income (expense), net                 (316)         113        1,000        1,239
      Benefit for income taxes                               (1,540)      (2,992)      (4,357)      (7,152)
      Income (loss) from discontinued operations             (1,607)        (389)       2,847         (822)
                                                         -----------  -----------  -----------  -----------
         Net loss                                        $   (3,389)  $   (5,349)  $   (3,586)  $  (12,958)
                                                         ===========  ===========  ===========  ===========

      (1) - DBS EBITDA is defined as DBS net revenues less DBS operating expenses (excluding depreciation and amortization and contract termination fee reversal). DBS EBITDA is not, and should not be considered, an alternative to income from operations, net income, or any other measure for determining our operating performance, as determined under generally accepted accounting principles. Although EBITDA is a common measure used by other companies, our calculation of DBS EBITDA may not be comparable with that of others.

      (2) - Represents the reversal of a contract termination fee previously accrued in the third quarter 2002 (included in other subscriber related expenses in our condensed consolidated statements of operations).

    Certain amounts for 2002 have been reclassified for comparative purposes.

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                            Three Months Ended Jun 30,  Six Months Ended Jun 30
                                                            --------------------------  -----------------------
                                                                2003          2002          2003        2002
                                                                ----          ----          ----        ----
Net cash provided by operating activities                    $  31,485     $  35,233     $  55,969   $  54,502

Net cash provided by (used for) investing activities             6,546        (8,347)       11,850     (15,518)

Net cash provided by (used for) financing activities           (35,567)       43,498       (62,471)    (55,588)
                                                             ----------    ----------    ----------  ----------

Net increase (decrease) in cash and cash equivalents             2,464        70,384         5,348     (16,604)
Cash and cash equivalents, beginning of period                  15,121        12,722        12,237      99,710
                                                             ----------    ----------    ----------  ----------
Cash and cash equivalents, end of period                     $  17,585     $  83,106     $  17,585   $  83,106
                                                             ==========    ==========    ==========  ==========

    Certain amounts for 2002 have been reclassified for comparative purposes.

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                               DBS FREE CASH FLOW
                        (including reconciliation to net
               increase (decrease) in cash and cash equivalents)
                                 (in thousands)
                                   (unaudited)

                                                              Three Months Ended Jun 30  Six Months Ended Jun 30
                                                              -------------------------  -----------------------
                                                                  2003         2002        2003          2002
                                                                  ----         ----        ----          ----
DBS EBITDA                                                     $  52,210    $  54,633   $  104,848    $  103,337
Deferred subscriber acquisition costs                             (4,368)      (7,719)     (10,569)      (17,326)
DBS equipment capitalized and other capital expenditures          (4,856)      (8,204)     (10,425)      (15,078)
                                                               ----------   ----------  -----------   -----------
   DBS free cash flow  (1)                                        42,986       38,710       83,854        70,933

Broadcast operations, net (excluding depreciation and
    amortization)                                                  1,119          774        1,497           873
Corporate expenses  (excluding depreciation and
    amortization)                                                 (2,990)      (3,588)      (6,093)       (7,619)
Cash interest expense, net                                        (7,626)      (8,281)     (16,550)      (16,441)
Other operating expenses, net                                     (7,947)      (5,449)     (14,112)      (13,424)
DBS equipment capitalized and other capital expenditures           4,856        8,204       10,425        15,078
Other working capital adjustments  (2)                             1,087        4,863       (3,052)        5,102
                                                               ----------   ----------  -----------   -----------
   Net cash provided by operating activities                      31,485       35,233       55,969        54,502

   Net cash provided by (used for) investing activities            6,546       (8,347)      11,850       (15,518)

   Net cash provided by (used for) financing activities          (35,567)      43,498      (62,471)      (55,588)
                                                               ----------   ----------  -----------   -----------

Net increase (decrease) in cash and cash equivalents               2,464       70,384        5,348       (16,604)
Cash and cash equivalents, beginning of period                    15,121       12,722       12,237        99,710
                                                               ----------   ----------  -----------   -----------
Cash and cash equivalents, end of period                       $  17,585    $  83,106   $   17,585    $   83,106
                                                               ==========   ==========  ===========   ===========

(1) - DBS free cash flow is defined as DBS EBITDA less DBS deferred SAC and DBS capital expenditures. DBS free cash flow is not, and should not be considered, an alternative to cash used by operating activities, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.

(2)   - Additional information included on our website (www.pgtv.com).

    Certain amounts for 2002 have been reclassified for comparative purposes.

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                                                       Jun 30,         Dec 31,
                                                                                         2003            2002
                                                                                         ----            ----
      Currents assets:
         Cash and cash equivalents                                                $     17,585    $     12,237
         Accounts receivable, net
           Trade                                                                        22,467          27,163
           Other                                                                         4,708           8,842
         Deferred subscriber acquisition costs, net                                     12,157          15,706
         Deferred income taxes                                                           2,487           4,454
         Prepaid expenses                                                                6,093           6,377
         Other current assets                                                             6584           7,581
                                                                                  ------------    ------------
           Total current assets                                                         72,081          82,360
      Property and equipment, net                                                       65,704          66,977
      Intangible assets, net                                                         1,506,969       1,564,874
      Other noncurrent assets                                                          100,865         111,942
                                                                                  ------------    ------------

         Total                                                                    $  1,745,619    $  1,826,153
                                                                                  ============    ============
      Current liabilities:
         Current portion of long term debt                                        $      3,807    $      5,631
         Accounts payable                                                               12,812          14,899
         Accrued programming fees                                                       52,474          57,196
         Accrued commissions and subsidies                                              40,082          40,191
         Other accrued expenses                                                         14,796          19,866
         Other current liabilities                                                      13,199          14,894
                                                                                  ------------    ------------
           Total current liabilities                                                   137,170         152,677
      Long term debt                                                                   394,512         413,366
      Other noncurrent liabilities                                                      98,035         104,428
                                                                                  ------------    ------------
         Total liabilities                                                             629,717         670,471
                                                                                  ------------    ------------

      Commitments and contingent liabilities                                                 -               -
      Minority interest                                                                    506           2,157
      Common stockholder's equity:
         Common stock                                                                        2               2
         Other common stockholder's equity                                           1,115,394       1,153,523
                                                                                  ------------    ------------
           Total common stockholder's equity                                         1,115,396       1,153,525
                                                                                  ------------    ------------

         Total                                                                    $  1,745,619    $  1,826,153
                                                                                  ============    ============

    Certain amounts for 2002 have been reclassified for comparative purposes.

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
                            SELECTED DBS SEGMENT DATA
                            (in thousands, except *)
                                   (unaudited)

                                                        Three Months Ended Jun 30,  Six Months Ended Jun 30,
                                                            2003     2002                2003     2002
                                                            ----     ----                ----     ----
Subscribers - beginning of period                           1,276   1,377                1,308   1,519

Gross additions                                                32      50                   71     115
Churn                                                         (75)    (55)                (146)   (124)
                                                           -------  ------              -------  ------
   Net subscriber loss                                        (43)     (5)                 (75)     (9)

Subscriber reporting change                                     -       -                    -    (138)
                                                           -------  ------              -------  ------
Subscribers - end of period                                 1,233   1,372                1,233   1,372
                                                           =======  ======              =======  ======

Subscribers - average  (1)                                  1,254    1,375               1,274   1,377

Average  revenue  per  subscriber,  per  month  (ARPU)  *
     (1)                                                   $54.69   $52.46              $53.82  $52.18
Expensed SAC per gross subscriber addition *                 $322     $196                $266    $180
Total SAC per gross subscriber addition *                    $609     $498                $559    $459

(1) Average subscribers and ARPU for the six months ended June 30, 2002 are calculated on a pro forma basis, as if the change in subscriber reporting methodology during the first quarter was made on January 1, 2002.

    Certain amounts for 2002 have been reclassified for comparative purposes.